UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

American Telecom Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	1-32736 (Commission File No.)	77-0602480 (IRS Employer Identification No.)

2466 Peck Road
City of Industry, California 90601
(Address of principal executive offices)

Registrant’s telephone number: (562) 908-1287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On September 7, 2006, Bruce Hahn, our Chief Executive Officer, and Adam Somer, President, will present at the Kaufman Bros., LP 9th Annual Investor Conference. The presentation is expected to begin at 3:00 p.m., Eastern Time, in the Sea/Ocean Room at the W Hotel on Lexington Avenue in New York City. A copy of the PowerPoint presentation to be used at the conference is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The presentation will also be webcast, and interested parties may visit http://www.wsw.com/webcast/kbro11/tes/ to listen to the presentation.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this report contains is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired - None

(b)    Pro Forma Financial Information - None

(c)    Shell Company Transactions - None

(d)    Exhibits:

Exhibit No.	Description

99.1	PowerPoint presentation to be used at the Kaufman Bros., LP 9th Annual Investor Conference on September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TELECOM SERVICES, INC.

Dated: September 7, 2006	By:	/s/ Lawrence Burstein
Name: Lawrence Burstein
Title: Chairman